[Deloitte & Touche LLP letterhead]

EXHIBIT 23

STIFEL FINANCIAL CORP.

CONSENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-60516 of Stifel Financial Corp. and subsidiaries on Form S-8 of our report dated May 30, 2003, appearing in the Annual Report on Form 11-K of Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 27, 2003